UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2023 (October 13, 2023)

NATIONAL INSTRUMENTS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway, Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

(512) 683-0100
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	NATI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on October 11, 2023 (the “Closing Date”), the acquisition of National Instruments Corporation, a Delaware corporation (the “Company”), was completed pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of April 12, 2023 (the “Merger Agreement”), by and among the Company, Emerson Electric Co., a Missouri corporation (“Parent”) and Emersub CXIV, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and a wholly owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective as of October 13, 2023, Mr. Daniel A. Berenbaum ceased to be Chief Financial Officer, Executive Vice President and Treasurer of the Company.

In connection with his departure, Mr. Berenbaum entered into a separation and release agreement, pursuant to which he will be entitled to severance and other benefits (including acceleration of his outstanding equity awards) in accordance with the existing terms of his arrangements, as previously disclosed under the section titled “Interests of NI’s Executive Officers and Directors in the Merger” of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 25, 2023, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2023	National Instruments Corporation

	By:	/s/ R. Eddie Dixon, Jr.
		Name:	R. Eddie Dixon, Jr.
		Title:	Chief Legal Officer, Senior Vice President & Secretary